                                                                   EXHIBIT 10.67


                           SECOND AMENDMENT OF LEASE

     THIS SECOND AMENDMENT OF LEASE (this "Amendment") is hereby entered into as of the 18/th/ day of November, 1999 by Bishop 108 Associates Limited Partnership (the "Landlord") and Lifeline Systems, Inc. (the "Tenant").

                                  WITNESSETH:

     WHEREAS, reference is hereby made to that certain Lease, dated as of November 17, 1997, as amended by that certain First Amendment of Lease dated as of June 30, 1998 (as so amended, the "Lease") entered into by and between the Landlord and the Tenant; and

     WHEREAS, any capitalized term used and not defined herein shall have the meaning set forth in the Lease; and

     WHEREAS, the Landlord and the Tenant have agreed that the Tenant shall pay the Cost Difference by paying to the Landlord a lump sum amount and by paying increased Rent, all as set forth below; and

     WHEREAS, the Landlord and the Tenant desire to amend the Lease to incorporate said agreement as set forth below

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and notwithstanding anything contained in the Lease to the contrary, the Landlord and Tenant hereby agree as follows:

     1. Simultaneously with the execution of this Amendment by the Tenant, the Tenant shall pay Four Hundred Twenty Thousand, Seven Hundred Twenty-Seven and 50/100 Dollars ($420,727.50) (the "First Lump Sum Payment") to the Landlord. The First Lump Sum Payment consists of: (a) a one-time payment to the Landlord in the amount of Three Hundred Seventy-Five Thousand Dollars ($375,000.00); and (b) an additional payment of Base Rent in the amount of Forty-Five Thousand, Seven Hundred Twenty-Seven and 50/100 Dollars ($45,727.50) (the "Retroactive Increase in Base Rent"). The Retroactive Increase in Base Rent is for the period from the Term Commencement Date (which is November 1, 1998) through and including November 30, 1999 and was calculated by multiplying Fifty Cents (.50) per annum per rentable square foot of space in the Leased Premises (which the parties irrevocably agreed in the Lease is 84,420 square feet of rentable floor space). The failure of the Tenant to pay the First Lump Sum Payment to the Landlord within three (3) business days after the execution of this Amendment by the Tenant, Landlord and Lender (hereafter defined) shall be deemed to be a default by the Tenant in the payment of Rent due under the Lease.

     2. On or before October 1, 2000, the Tenant shall pay to the Landlord Forty Thousand and 00/100 Dollars ($40,000.00) (the "Second Lump Sum Payment"). The failure of the Tenant to pay the Second Lump Sum Payment to the Landlord on or before October 1, 2000 shall be deemed to be a default by the Tenant in the payment of Rent due under the Lease.

     3. The definition of "Original Lease Term" set forth in Section 1.1 of the Lease is hereby deleted in its entirety and the following definition is hereby substituted therefor: "Original Lease Term: Fifteen (15) Lease Years commencing on the Term Commencement Date and ending on the last day of the fifteenth Lease Year."

     4. Section 3.2.1 of the Lease is hereby deleted in its entirety and the following section is substituted therefor:

        3.2.1 Base Rent   Tenant shall pay Base Rent as follows:
              ---------

              (a) Lease Years 1-5:  For the period commencing on the Term
                  ---------------
        Commencement Date and continuing through and including the last day of the fifth (5th) Lease Year, the Base Rent shall be at the annual rate of Eight Hundred Thirteen Thousand, Nine Hundred Ninety Dollars ($813,990.00) and shall be payable in equal monthly installments, in advance, each in the amount of Sixty-Seven Thousand, Eight Hundred Thirty-Two and 50/100 Dollars ($67,832.50). Said annual rate of Base Rent was calculated by multiplying Nine and 50/100 Dollars ($9.50) by the number of square feet of rentable space in the Leased Premises (which the parties irrevocably agree is 84,420 square feet of rentable floor space) and adding Twelve Thousand Dollars ($12,000); and

              (b) Lease Years 6-10:  For the period commencing on the first day
                  ----------------
        of the sixth (6/th/) Lease Year and continuing through and including the last day of the tenth (10/th/) Lease Year, the Base Rent shall be at the annual rate of Nine Hundred Nineteen Thousand, Five Hundred Fifteen and 00/100 Dollars ($919,515.00) and shall be payable in equal monthly installments, in advance, each in the amount of Seventy-Six Thousand, Six Hundred Twenty-Six and 25/100 Dollars ($76,626.25) Dollars ($76,626.25). Said annual rate of Base Rent was calculated by multiplying Ten and 75/100 Dollars ($10.75) by the number of square feet of rentable space in the Leased Premises (which the parties irrevocably agree is 84,420 square feet of rentable floor space) and adding Twelve Thousand Dollars ($12,000); and

              (c) Lease Years 11-15:  For the remainder of the Original Lease
                  -----------------
        Term, the Base Rent shall be at the annual rate of One Million, Eighty-Eight Thousand, Three Hundred Fifty-Five and 00/100 Dollars ($1,088,355.00) and shall be payable in equal monthly installments, in advance, each in the amount of Ninety Thousand,

        Six Hundred Ninety-Six and 25/100 Dollars ($90,696.25) Dollars. Said annual rate of Base Rent was calculated by multiplying Twelve and 75/100 Dollars ($12.75) by the number of square feet of rentable space in the Leased Premises (which the parties irrevocably agree is 84,420 square feet of rentable floor space) and adding Twelve Thousand Dollars ($12,000).

     5. The first two sentences of Section 3.2A are hereby deleted in their entirety and the following sentences are substituted therefor:

        Tenant shall have the right to seek, at the Tenant's expense, a "TIF" agreement with the Town of Framingham (the "Town") to reduce the real estate taxes assessed against the Property. After January 1, 2000, Landlord shall cooperate with Tenant in Tenant's efforts to obtain such a TIF agreement provided that Landlord shall not be subjected to any liability for the payment of any costs or expenses in connection therewith, and Tenant shall indemnify and save harmless Landlord from any such costs and expenses.

     6. The second sentence in Section 3.3(1) is hereby deleted in its entirety and the following sentence is substituted therefor: "The "Base Amount" shall be the amount of the real estate taxes imposed, assessed or levied upon the Property by the Town for the year beginning on July 1, 1999 and ending on June 30, 2000 without regard to any reduction in the real estate taxes levied on the Property by the Town pursuant to any TIF agreement between the Tenant and the Town."

     7. Landlord and Tenant agree that this Second Amendment represents a full and final settlement of all disputes regarding the Cost Difference.

     8. Promptly after the execution and delivery hereof by all parties, Landlord and Tenant shall execute and deliver, and Tenant may cause to be recorded at its expense, an amendment to the existing Notice of Lease on record in Middlesex South Registry of Deeds and the Middlesex South Registry District of the Land Court reflecting the change in the definition of the Original Lease Term.

     9. The Lease, as amended by this Amendment, is hereby ratified and confirmed and is in full force and effect.

     10. Notwithstanding anything contained herein to the contrary, this Second Amendment shall not be deemed to be effective unless and until the holder of the mortgage on the Property, CIBC Inc. ("Lender") consents to this Second Amendment by signing below. Landlord represents that Lender is the only holder of a mortgage on the Property and that no other consent or approval is required in order for this Lease Amendment to be binding upon Landlord.

     11. This Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same instrument. All counterparts shall be construed together and shall constitute one original instrument.

     In Witness Whereof, the parties hereto have executed this Amendment under seal as of the date first written above.

LANDLORD:                                TENANT:
BISHOP 108 ASSOCIATES LIMITED            LIFELINE SYSTEMS, INC.
PARTNERSHIP
By:  BISHOP 108 CORPORATION
     the sole General Partner

     By: /s/ Donald A. Levine            By: /s/ Dennis M. Hurley
        ---------------------               ---------------------
        Donald A. Levine, President         Dennis M. Hurley
                                            Vice President of Finance

Lender joins in this Agreement for the purpose of consenting to this Second Amendment to Lease, and confirming that, for the purposes of that certain Subordination, Non-Disturbance and Attornment Agreement dated as of July 27, 1998 recorded in Middlesex County Registry of Deeds as Instrument No. 1352 on July 27, 1998 and filed with the Middlesex County Registry District of the Land Court as Document No. 1075583, the "Lease" as defined therein shall mean the Lease as modified by this Second Amendment of Lease.


LENDER:
CIBC INC.


By: /s/ Ryan P Sparks
   ------------------
   Name: Ryan P. Sparks
   Title: Assistant Asset Manager